EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jobbot, Inc.

We consent to the use of our report dated October 24, 2014 with respect to the financial statements of Jobbot, Inc. as of and for the period ended December 31, 2013 and 2012 and for the period from April 21, 2011 (inception) to December 31, 2013, and to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1 filed by Jobbot, Inc. dated October 24, 2014.

/s/ M&K CPAS, PLLC

Houston, Texas

October 24, 2014